Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACT:
Kim C. Drapkin, Chief Financial Officer, EPIX
(781) 761-7602
Andrea Johnston, Pure Communications
(910) 616-5858
EPIX to Receive Notice from NASDAQ
LEXINGTON, Mass., April 3, 2007 — EPIX Pharmaceuticals, Inc. (NASDAQ: EPIX) today announced that, based on verbal notice from NASDAQ, it expects to receive a NASDAQ Staff Determination Letter indicating that the company is not in compliance with Marketplace Rule 4310(c)(14), which requires timely filing of periodic reports for continued listing. Upon receipt, the company will request a hearing before the NASDAQ Listing Qualifications Panel.
The letter is expected to be issued in accordance with NASDAQ’s procedures as a result of the delayed filing of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. As previously stated, the delayed filing is a result of the review of past stock option practices which pre-date the merger between Predix and EPIX.
In December 2006, the company’s board of directors created a special board committee of independent directors to conduct a voluntary review of past stock option practices at the company. As a result of that review, the company will restate historical financial statements to record additional non-cash charges for stock-based compensation expense related to past option grants. The company currently expects to file the Annual Report on Form 10-K within the next several days.
Pending a decision by the NASDAQ Listing Qualifications Panel, the company’s shares will continue to be listed on the NASDAQ Global Market.
About EPIX
EPIX Pharmaceuticals is a biopharmaceutical company focused on discovering, developing and commercializing novel pharmaceutical products through the use of proprietary technology to better diagnose, treat and manage patients. The company has five internally-discovered therapeutic and imaging drug candidates currently in clinical trials targeting conditions such as depression, Alzheimer’s disease, cardiovascular disease and obesity. These drug candidates include PRX-08066 in Phase 2 clinical development for pulmonary hypertension associated with chronic obstructive pulmonary disease, PRX-

03140 which is in a Phase 2a clinical trial in Alzheimer’s disease, PRX-00023 which is in a Phase 2b clinical trial in major depressive disorder, and PRX-07034, which is in Phase 1 clinical development for the treatment of obesity and cognitive impairment. The company also has a blood-pool imaging agent (Vasovist™) approved in 32 countries and marketed in Europe. EPIX also has collaborations with leading organizations such as GlaxoSmithKline, Amgen, Cystic Fibrosis Foundation Therapeutics, and Bayer Schering Pharma AG, Germany.
This release contains forward-looking statements(including statement regarding the timing of filing EPIX’s annual report on SEC Form 10-K and regarding the NASDAQ delisting process) which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The forward-looking statements in this release do not constitute promises or guarantees of future performance, but involve a number of risks and uncertainties that could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially from such statements include, but are not limited to, the continued listing of EPIX’s common stock on the NASDAQ Global Market, regulatory review of EPIX’s continued listing, review by the company’s independent outside auditors and possible regulatory review of the financial accounting determinations ultimately made by EPIX with respect to the measurement dates used for stock option grants issued by the company, and the preliminary nature of the information contained in this press release, as well as other risks detailed in EPIX’s filings with the Securities and Exchange Commission. In addition, the review by the NASDAQ Listing Qualification Panel and its possible conclusions may adversely affect the company. There can be no assurance that the NASDAQ Listing Qualifications Panel will grant EPIX’s request for continued listing. EPIX assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein, which are current only as of the date of this release.
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